Exhibit 21.0

                         SUBSIDIARIES OF THE REGISTRANT*

                               as of June 30, 1998

Anthem Arizona, L.L.C.                                   Marina Operations Corp.
Asset One Corp.                                          New Mexico Asset Corporation
Asset Four Corp.                                         New Mexico Asset Limited Partnership
Asset Five Corp.                                         Sun City Sales Corporation, a Michigan corporation
Bellasera Corp.                                          Sun City Title Agency Co.
Coventry of California, Inc.                             Sun State Insulation Co., Inc.
Del Webb Architectural Services, Inc.                    Terravita Commercial Corp.
Del Webb California Corp.                                Terravita Corp.
Del Webb Commercial Properties Corporation               Terravita Home Construction Co.
Del Webb Communities, Inc.                               Terravita Marketplace L.L.C.
Del Webb Communities of Nevada, Inc.                     Trovas Company
Del Webb Community Management Co.                        Trovas Construction Co.
Del Webb Conservation Holding Corp.
Del Webb Construction Services Co.
Del Webb Home Construction, Inc.
Del Webb Homes, Inc.
Del Webb Limited Holding Co.
Del Webb Midatlantic Corp.
Del Webb Property Corp.
Del Webb Southwest Co.
Del Webb Texas Limited Partnership
Del Webb Texas Title Agency Co.
Del Webb Title Company of Nevada, Inc.
Del Webb's Contracting Services, Inc.
Del Webb's Contracting Services of  Tucson, Inc.
Del Webb's Coventry Homes Construction Co.
Del Webb's Coventry Homes, Inc.
Del Webb's Coventry Homes of Nevada, Inc.
Del Webb's Coventry Homes Construction
  of Tucson Co.
Del Webb's Coventry Homes of Tucson, Inc.
Del Webb's Spruce Creek Communities, Inc.
Del Webb's Stetson Hills, Inc.
Del Webb's Sun City Realty, Inc.
Del Webb's Sunflower of Tucson, Inc.
Del E. Webb Cactus Development Corp.
Del E. Webb Development Co., L.P., a Delaware
  limited partnership
Del E. Webb Finance Company, a Nevada
  corporation
Del E. Webb Financial Corporation
Del E. Webb Foothills Corporation
Del E. Webb Glen Harbor Development Corporation
DW Aviation Co.
Fairmount Mortgage, Inc.

*        All  subsidiaries  are  Arizona   corporations  or  limited   liability
         companies except the following:

         Del Webb Texas Limited Partnership, an Arizona limited partnership Del Webb Title Company of Nevada, Inc., a Nevada corporation Del E. Webb
         Development Co., L.P., a Delaware limited partnership Del E. Webb Finance Company, a Nevada corporation New Mexico Asset Limited Partnership, an Arizona limited partnership Sun City Sales Corporation, a Michigan corporation